UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bison Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. employer identification no.)

609-610 21st Century Tower No. 40 Liangmaqiao Road Chaoyang District, Beijing, China	100016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Ordinary Share, one right and one-half of one Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, no par value per share	The NASDAQ Stock Market LLC

Rights, each convertible into one-tenth of one Ordinary Share	The NASDAQ Stock Market LLC

Warrants to purchase Ordinary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to a registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-218404

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights and warrants to purchase ordinary shares of Bison Capital Acquisition Corp. (the “Company”). The description of the units, ordinary shares, rights and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-218404) filed with the Securities and Exchange Commission on March 1, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on March 31, 2017).

3.2	Form of Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on June 16, 2017).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017).

4.2	Specimen Ordinary Shares Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on April 18, 2017).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017).

4.4	Specimen Right Certificate (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017).

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017)

4.6	Form of Unit Option Purchase Agreement between the Registrant and EarlyBirdCapital, Inc. (Incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017)

4.7	Form of Right Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017)

10.1	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the sponsor, directors and officers of the Registrant (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017).

10.3	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017).

10.4	Form of Registration Rights Agreement between the Registrant and securityholders (Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218404), filed with the Securities and Exchange Commission on May 31, 2017).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

BISON CAPITAL ACQUISITION CORP.

By:	/s/ James Jiangyuan Tong

James Jiayuan Tong
Chief Executive Officer, Chief Financial Officer and Director

Dated: June 19, 2017

3